Exhibit 1.01

CONFLICT MINERALS REPORT

May 25, 2017

Introduction

This Conflict Minerals Report is presented to comply with Securities and Exchange Commission Rule 13p-1 under the Securities Exchange Act of 1934 (“SEC Rule”). Deere & Company (“Company”) and its subsidiaries (collectively, “John Deere”) manufacture and distribute agriculture and turf and construction and forestry equipment and parts. For the period from January 1 to December 31, 2016 (“Reporting Period”), certain components and parts of John Deere’s equipment products contained columbite-tantalite (coltan) (or its derivative tantalum), gold, wolframite (or its derivative tungsten) and/or cassiterite (or its derivative tin) (collectively, “conflict minerals”) necessary to the production or functionality of such equipment. As part of its efforts, the Company has adopted a policy (“Conflict Minerals Policy”) providing a common set of principles for the sourcing of conflict minerals. In accordance with the SEC Rule, the Company implemented a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any conflict minerals necessary to the production or functionality of its products originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”) or do not come from recycled or scrap sources. Based on the RCOI, the Company believes that certain of the conflict minerals necessary to the production or functionality of its equipment manufactured in the Reporting Period may have originated in the Covered Countries and may not be from recycled or scrap sources (the “Covered Minerals”).

As described in Part I below, the Company conducted an RCOI, which includes the Company’s Conflict Minerals Policy, initial component assessment and identification of suppliers providing In-Scope Components. The supplier survey used the conflict minerals reporting template (CMRT) which is the current standard for collecting conflict minerals RCOI data for downstream companies. Smelter data along with supplier responses indicated the need to execute due diligence as outlined in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidelines”).

The Company’s due diligence procedures conform, in all material respects, with the framework set forth in the OECD Guidelines and the related supplements for gold and for tin, tantalum and tungsten. In accordance with the SEC Rule and the OECD Guidelines, this Conflict Minerals Report is available on the Company’s website at www.JohnDeere.com/secfilings. The Company’s Conflict Minerals Policy is available on its website at www.JohnDeere.com/corpgov.

Part I of this report also describes the due diligence procedures performed by the Company on the source and chain of custody of In-Scope Components (as defined below) and the steps the Company has taken since December 31, 2016. Part II of this report describes the Company’s products that contain In-Scope Components, the facilities used to process the Covered Minerals in those In-Scope Components if known to the Company, the country of origin of the Covered Minerals in those In-Scope Components if known to the Company and the efforts to determine the mine or location of origin with the greatest possible specificity.

Part I              Reasonable Country of Origin Inquiry and Due Diligence Procedures

Certain components and parts of John Deere’s equipment manufactured during the Reporting Period contain conflict minerals necessary to the production or functionality of such equipment (“In-Scope Components”). The Company’s due diligence procedures are implemented and maintained throughout its supply chain. In accordance with the Company’s Conflict Minerals Policy, the SEC Rule and the OECD Guidelines, the Company has established a due diligence process with the following key components: (1) internal supply management systems and controls; (2) identification and assessment of conflict minerals risk in the supply chain; (3) strategies to address identified risks within the supply chain; and (4) independent audit procedures as required by the SEC Rule. The Company performs due diligence procedures described below on its In-Scope Components.

a.            Internal Supply Management Systems and Controls

The Company’s Conflict Minerals Policy establishes the principles with regard to the responsible sourcing of conflict minerals against which the Company can assess itself and its suppliers. In order to enforce the Conflict Minerals Policy, the Company has put in place internal supply management systems and controls. The Company’s management structure consists of three levels of oversight. In accordance with the OECD Guidelines, at the top of the management structure is an executive sponsor. The executive sponsor is a member of the Company’s senior management team. The second level of management is a steering committee comprised of executive-level officers from supply management, environmental, energy and product sustainability, electronic solutions, internal audit and legal. This committee provided guidance and oversight to the third level of the management system for conflict minerals. The committee received periodic updates on the design and implementation of the due diligence procedures conducted for the Reporting Period. The third level of the management system is a team of subject matter experts (“CM Team”) from relevant functions within the Company, including supply management, environmental, quality, information technology, internal audit and legal. The CM Team was responsible for designing and implementing the Company’s due diligence procedures. In accordance with the Company’s Conflict Minerals Policy and the OECD Guidelines, the Company will maintain, and will require In-Scope Suppliers (as defined below) to maintain, conflict minerals records for five years.

b.            Identification and Assessment of Conflict Mineral Risk in the Supply Chain

Due to the size and complexity of John Deere’s global supply chain as well as its considerable number of suppliers, products, parts and components, a process was developed to assess and remove parts not containing conflict minerals from the inquiry. The RCOI pertained only to suppliers with In-Scope Components (“In-Scope Suppliers”) introduced into John Deere’s supply chain during the Reporting Period. Any part, component or product that did not contain conflict minerals was excluded from further inquiry.

The risk that In-Scope Components are present in the Company’s electronics parts was considered higher than the risk that the In-Scope Components are present in the Company’s equipment or after-market parts products. As a result, the Company split the RCOI into three processes. The first process collected information on the Company’s equipment components (“Equipment Survey”). The second process collected information on the Company’s electronics components (“Electronics Survey”). The third process collected information on the Company’s after-market parts division (“All-Makes Survey” and, collectively with the Equipment Survey and the Electronics Survey, the “Surveys”). In each case, the survey related only to In-Scope Suppliers of In-Scope Components during the Reporting Period.

The Equipment Survey randomly selected In-Scope Suppliers based on volume of parts provided to the Company during the Reporting Period. These suppliers were ranked based on the total volume of In-Scope Components supplied or forecasted to be supplied to the Company for the Reporting Period. The In-Scope Suppliers were then separated into groups according to volume of parts supplied to the Company: high volume, mid-volume and low volume. The In-Scope Suppliers were then randomly selected from these groups such that the survey covered 80 percent of volume from high volume suppliers, 15 percent of volume from mid-volume suppliers and 5 percent of volume from low volume suppliers. The All-Makes Survey followed a similar selection process to the Equipment Survey.

Due to the higher risk associated with electronics components, the Electronics Survey surveyed nearly all of the Company’s electronics In-Scope Suppliers. The In-Scope Suppliers were separated into groups according to volume of parts supplied to the Company: high volume, representing 99.9 percent of volume of the In-Scope Components, and low volume, representing 0.1 percent of volume of the In-Scope Components. The In-Scope Suppliers were randomly selected such that the Electronics Survey covered 100 percent of volume from high volume suppliers and 5 percent of low volume suppliers. As a result of the Surveys, the Company surveyed approximately 76 percent of all of its volume of In-Scope Components during the Reporting Period.

c.             Survey of In-Scope Suppliers

The Company collected conflict minerals data from In-Scope Suppliers for each unique part supplied to the Company during the Reporting Period. Each In-Scope Supplier surveyed was required to make part-specific declarations to the Company. The Equipment Survey used the standard industry reporting template, the Conflict Minerals Reporting Template (“CMRT”), published by the Conflict-Free Sourcing Initiative (“CFSI”), to review conflict minerals risk within the supply chain and identify smelters of origin. The Company also developed proprietary software to conduct the Equipment Survey. The system enabled the Company to communicate with In-Scope Suppliers, to make an initial risk assessment and to assist In-Scope Suppliers in completing the CMRT accurately.

The Electronics Survey was conducted in-house using the CMRT. In all cases, In-Scope Suppliers were asked to complete the survey within five weeks after receipt of the request. Additionally, In-Scope Suppliers were required automatically to update their responses with a new CMRT should an In-Scope Component that is the subject of a CMRT change during the Reporting Period. In accordance with the OECD Guidelines, the Company relies on third party audits by the Conflict Free Smelter Program (“CFS”) to validate the conflict free status of mineral smelters. The Company relies on the list of third party verified CFS smelters to determine the conflict status of the smelters identified in the supplier CMRT responses.

The Equipment Survey received complete CMRTs from approximately 91 percent of the In-Scope Suppliers surveyed, representing approximately 96 percent of the volume of the In-Scope Components of those suppliers. The All-Makes Survey received complete CMRTs from approximately 91 percent of the In-Scope Suppliers surveyed, representing approximately 100 percent of the volume of the In-Scope Components of those suppliers. The Electronics Survey received complete CMRTs from approximately 61 percent of the In-Scope Suppliers surveyed, representing approximately 95 percent of the volume of the In-Scope Components of those suppliers. On a combined basis, the Company received complete CMRTs from approximately 83 percent of its In-Scope Suppliers surveyed, representing approximately 95 percent of the volume of the Company’s In-Scope Components of those suppliers.

The CM Team evaluated the CMRTs and assessed a risk level for each In-Scope Supplier response. The risk evaluation was based on the risks outlined in the OECD Guidelines. Based on the risk evaluation, the CM Team determined whether further due diligence was required on any In-Scope Supplier. The CM Team contacted certain In-Scope Suppliers to verify the information provided on the CMRT. The results from the Surveys were combined after completing the due diligence procedures.

d.            Strategies to Address Identified Risks within the Supply Chain

The Company is a member of the CFSI and supports its effort to certify smelters as conflict-free, including the Conflict Free Smelter Program (“CFSP”) that identifies smelters and refiners that have systems in place to assure sourcing of conflict free materials. The Company intends to continue its due diligence efforts on its conflict minerals supply chain. The Company’s due diligence procedures will continue to develop by engaging In-Scope Suppliers to improve transparency throughout the supply chain. In accordance with the Company’s Conflict Minerals Policy, the Company will continue incorporating conflict minerals obligations into our supplier contracts. The Company continued to incorporate the Conflict Minerals Supplier Response in to the supplier evaluation process. The Company’s due diligence procedures will also continue to enforce its Conflict Minerals Policy and its Supplier Code of Conduct.

Part II             Product Description

a.            Products Containing In-Scope Components

The Company’s equipment operations are categorized into two major business segments. The agriculture and turf segment primarily manufactures and distributes a full line of agriculture and turf equipment and related service parts — including large, medium and utility tractors; loaders; combines, cotton pickers, cotton strippers, and sugarcane harvesters; related front-end harvesting equipment; sugarcane loaders and pull-behind scrapers; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology and solutions; and other outdoor power products. The construction and forestry segment primarily manufactures and distributes a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting — including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

As a result of the due diligence procedures described in Part I above, the Company believes that the equipment products described above contain In-Scope Components.

b.            Facilities Known to Process the Covered Minerals

Attached hereto as Schedule A is a list of the facilities that, based on the due diligence process described above, are known to the Company and that the Company believes processed the Covered Minerals in the Company’s products during the Reporting Period. During the due diligence process described above, the In-Scope Suppliers identified many entities that the Company could not validate as smelters or refiners and therefore are not listed in Schedule A. A significant number of smelters that may or may not have processed the Covered Minerals in the Company’s products have not participated in the CFS and, therefore, have not yet established their conflict status.

c.             Country of Origin of the Covered Minerals

As a result of the due diligence procedures described in Part I above, the Company does not have sufficient information to determine conclusively the countries of origin of all Covered Minerals.

d.            Efforts to Determine the Mine or Location of Origin

As discussed above in Part I, the Company relies on third parties to validate the conflict status of smelter sources. The Company’s due diligence procedures are designed to identify risks within the supply chain. During the due diligence process described above, the In-Scope Suppliers identified the Covered Minerals processed by CFSP smelters may be from the countries of origin listed on Schedule B attached hereto.

Schedule A

Facilities Known to process Covered Minerals during the Reporting Period

Metal	Standard Smelter Names	Reported to Deere
Gold (Au)	Advanced Chemical Company	USA
Gold (Au)	AGR Matthey	AUS
Gold (Au)	Aida Chemical Industries Co. Ltd.	JPN
Gold (Au)	Aktyubinsk Copper Company TOO	KAZ
Gold (Au)	Al Etihad Gold Refinery DMCC	ARE
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	DEU
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZB
Gold (Au)	AngloGold Ashanti Córrego do Sítio Mineração	BRA
Gold (Au)	Argor-Heraeus S.A.	CHE
Gold (Au)	Asahi Pretec Corp.	JPN
Gold (Au)	Asahi Refining Canada Limited	CAN
Gold (Au)	Asahi Refining USA Inc.	USA
Gold (Au)	Asaka Riken Co Ltd	JPN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TUR
Gold (Au)	AU Traders and Refiners	ZAF
Gold (Au)	AURA-II	USA
Gold (Au)	Aurubis AG	DEU
Gold (Au)	Baiyin Nonferrous Metals Corporation (BNMC)	CHN
Gold (Au)	Bangalore Refinery	IND
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHL
Gold (Au)	Bauer Walser AG	DEU
Gold (Au)	Boliden AB	SWE
Gold (Au)	C. Hafner GmbH + Co. KG	DEU
Gold (Au)	Caridad	MEX
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CAN
Gold (Au)	Cendres & Métaux SA	CHE
Gold (Au)	Chimet S.p.A.	ITA
Gold (Au)	China National Gold Group Corporation	CHN
Gold (Au)	Chugai Mining	JPN
Gold (Au)	Colt Refining	USA
Gold (Au)	Daejin Indus Co. Ltd	KOR
Gold (Au)	DaeryongENC	KOR
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHN

Gold (Au)	Do Sung Corporation	KOR
Gold (Au)	Doduco	DEU
Gold (Au)	Dowa	JPN
Gold (Au)	Eco-System Recycling Co., Ltd.	JPN
Gold (Au)	Elemetal Refining, LLC	USA
Gold (Au)	Elemetal Refining, LLC	USA
Gold (Au)	Emirates Gold DMCC	ARE
Gold (Au)	Faggi Enrico S.p.A.	ITA
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZWE
Gold (Au)	FSE Novosibirsk Refinery	RUS
Gold (Au)	Fujian Zijin mining stock company gold smelter	CHN
Gold (Au)	Gansu Seemine Material Hi-Tech Co., Ltd.	CHN
Gold (Au)	Geib Refining Corporation	USA
Gold (Au)	Gold-Zhaoyuan	CHN
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHN
Gold (Au)	GUANGDONG HUA JIAN TRADE DO.,LTD	CHN
Gold (Au)	Guangdong Jinding Gold Limited	CHN
Gold (Au)	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHN
Gold (Au)	Guangdong macro jin precious metal smelting	CHN
Gold (Au)	Gujarat Gold Centre	IND
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHN
Gold (Au)	Hang Seng Technology	CHN
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHN
Gold (Au)	Heimerle + Meule GmbH	DEU
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CHN
Gold (Au)	Henan Zhongyuan Gold Smelter Co., Ltd.	CHN
Gold (Au)	Heraeus Ltd. Hong Kong	CHN
Gold (Au)	Heraeus precious Metal Inc.	DEU
Gold (Au)	HeTai Gold Mineral GuangDong Ltd. Co.	CHN
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHN
Gold (Au)	HwaSeong CJ Co., Ltd.	KOR
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHN
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JPN
Gold (Au)	Istanbul Gold Refinery	TUR
Gold (Au)	Japan Mint	JPN
Gold (Au)	Jiangxi Copper Co., Ltd.	CHN
Gold (Au)	Jin Jinyin refining company limited	CHN
Gold (Au)	Jinlong Copper Co., Ltd.	CHN

Gold (Au)	JIX Nippon Mining & Metals Co. Ltd.	JPN
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUS
Gold (Au)	JSC Uralectromed	RUS
Gold (Au)	Kaloti Precious Metals	ARE
Gold (Au)	Kazakhmys Smelting LLC	KAZ
Gold (Au)	Kazzinc	KAZ
Gold (Au)	Kennecott Utah Copper	USA
Gold (Au)	KGHM Polska Mied? Spó?ka Akcyjna	POL
Gold (Au)	Kojima Chemicals Co., Ltd	JPN
Gold (Au)	Korea Metal Co. Ltd	KOR
Gold (Au)	Korea Zinc Co. Ltd.	KOR
Gold (Au)	Kosak Seiren	JPN
Gold (Au)	Kyrgyzaltyn JSC	KGZ
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUS
Gold (Au)	L’ azurde Company For Jewelry	SAU
Gold (Au)	Laizhou,Shandong	CHN
Gold (Au)	LG-Nikko	KOR
Gold (Au)	LiBaoJia	CHN
Gold (Au)	Lingbao Gold Co., Ltd.	CHN
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHN
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHN
Gold (Au)	Materion	USA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JPN
Gold (Au)	Metalor Technologies (Hong Kong) Ltd	HKG
Gold (Au)	Metalor Technologies (Singapore) Pte. Ltd.	SGP
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHN
Gold (Au)	Metalor Technologies S.A.	CHE
Gold (Au)	Metalor USA Refining Corporation	USA
Gold (Au)	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEX
Gold (Au)	Mitsubishi Materials Corporation	JPN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JPN
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	IND
Gold (Au)	Modeltech Sdn Bhd	MYS
Gold (Au)	Morris and Watson	NZL
Gold (Au)	Moscow Special Alloys Processing Plant	RUS
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.?.	TUR
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZB
Gold (Au)	Nihon Material Co., Ltd.	JPN
Gold (Au)	Nihon Superior Co., Ltd.	JPN

Gold (Au)	Nyrstar Metals	USA
Gold (Au)	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUT
Gold (Au)	Ohura Precious Metal Industry Co., Ltd	JPN
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUS
Gold (Au)	OJSC Kolyma Refinery	RUS
Gold (Au)	PAMP S.A.	CHE
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHN
Gold (Au)	Precious Metals Sales Corp.	USA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUS
Gold (Au)	PT Aneka Tambang (Persero) Tbk	IDN
Gold (Au)	PX Précinox S.A.	CHE
Gold (Au)	Rand Refinery (Pty) Ltd	ZAF
Gold (Au)	Remondis Argentia B.V.	NLD
Gold (Au)	Republic Metals Corporation	USA
Gold (Au)	Royal Canadian Mint	CAN
Gold (Au)	SAAMP	FRA
Gold (Au)	Sabin Metal Corp.	USA
Gold (Au)	SAFINA A.S.	CZE
Gold (Au)	Sai Refinery	IND
Gold (Au)	Samduck Precious Metals	KOR
Gold (Au)	Samwon Metals Corp.	KOR
Gold (Au)	SAXONIA Edelmetalle GmbH	DEU
Gold (Au)	Schone Edelmetaal	NLD
Gold (Au)	SEMPSA Joyería Platería S.A.	ESP
Gold (Au)	Shan Dong Huangjin	CHN
Gold (Au)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHN
Gold (Au)	Shandong Hengbang Smelter Co.,ltd	CHN
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHN
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHN
Gold (Au)	Shandong Yanggu Xiangguang Co. Ltd.	CHN
Gold (Au)	Shenzhen Heng Zhong Industry Co.,Ltd.	CHN
Gold (Au)	Shenzhen Kuril company	CHN
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHN
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHN
Gold (Au)	Singway Technology Co., Ltd.	TWN
Gold (Au)	Sino-Platinum Metals Co.,Ltd	CHN
Gold (Au)	So Accurate Group, Inc.	USA

Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUS
Gold (Au)	Solar Applied Materials Technology Corp.	TWN
Gold (Au)	Sudan Gold Refinery	SDN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JPN
Gold (Au)	Super Dragon Technology Co., Ltd	CHN
Gold (Au)	T.C.A S.p.A	ITA
Gold (Au)	Taicang City Nancang Metal Material Co.,Ltd	CHN
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JPN
Gold (Au)	Tokuriki Honten Co., Ltd	JPN
Gold (Au)	Tongling nonferrous Metals Group Co.,Ltd	CHN
Gold (Au)	Tony Goetz NV	BEL
Gold (Au)	TOO Tau-Ken-Altyn	KAZ
Gold (Au)	Torecom	KOR
Gold (Au)	Umicore Brasil Ltda	BRA
Gold (Au)	Umicore Precious Metals Thailand	THA
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BEL
Gold (Au)	United Precious Metal Refining, Inc.	USA
Gold (Au)	Universal Precious Metals Refining Zambia	ZMB
Gold (Au)	Valcambi S.A.	CHE
Gold (Au)	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHN
Gold (Au)	WAM Technologies Taiwan Co.,Ltd.	TWN
Gold (Au)	WIELAND Edelmetalle GmbH	DEU
Gold (Au)	Wuzhong Group	CHN
Gold (Au)	Yamamoto Precious Metal Co., Ltd.	JPN
Gold (Au)	Yokohama Metal Co Ltd	JPN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHN
Gold (Au)	Zhaoyuan Li Fu Industrial	CHN
Gold (Au)	ZHAOYUAN LIFUSHIYE Co., Ltd	CHN
Gold (Au)	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHN
Gold (Au)	Zhongkuang Gold Industry Co., Ltd.	CHN
Gold (Au)	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHN
Gold (Au)	ZHONGSHAN POISON MATERIAL PROPRIETARY CO., LTD	CHN
Gold (Au)	Zhuhai toxic materials Monopoly Ltd.	CHN
Gold (Au)	Zhuzhou Smelting Group Co., Ltd.	CHN
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHN
Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	CHN
Tantalum (Ta)	D Block Metals, LLC	USA

Tantalum (Ta)	E.S.R. Electronics	USA
Tantalum (Ta)	Exotech Inc.	USA
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHN
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHN
Tantalum (Ta)	Global Advanced Metals Aizu	JPN
Tantalum (Ta)	Global Advanced Metals Boyertown	USA
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHN
Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHN
Tantalum (Ta)	H.C. Starck GmbH Goslar	DEU
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	DEU
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	DEU
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	DEU
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHN
Tantalum (Ta)	Hi-Temp	USA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHN
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHN
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHN
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHN
Tantalum (Ta)	KEMET Blue Metals	MEX
Tantalum (Ta)	Kemet Blue Powder	USA
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHN
Tantalum (Ta)	LSM Brasil S.A.	BRA
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	IND
Tantalum (Ta)	Mineração Taboca S.A.	BRA
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JPN
Tantalum (Ta)	Molycorp Silmet A.S.	EST
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHN
Tantalum (Ta)	Plansee SE Liezen	AUT
Tantalum (Ta)	Plansee SE Reutte	AUT
Tantalum (Ta)	Power Resources Ltd.	MKD
Tantalum (Ta)	QuantumClean	USA
Tantalum (Ta)	Resind Indústria e Comércio Ltda.	BRA
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd	CHN
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUS
Tantalum (Ta)	Taki Chemical Co., Ltd.	JPN
Tantalum (Ta)	Telex	USA
Tantalum (Ta)	Tranzact, Inc.	USA
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHN
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHN
Tantalum (Ta)	Zhuzhou Cemented Carbide	CHN
Tin (Sn)	5N Plus Lübeck GmbH	DEU

Tin (Sn)	A.L.M.T. TUNGSTEN Corp.	JPN
Tin (Sn)	ACuPowder International, LLC	USA
Tin (Sn)	Alent plc	USA
Tin (Sn)	Amalgamated Metal Corporation PLC	IDN
Tin (Sn)	American Iron and Metal	CAN
Tin (Sn)	An Thai Minerals Co., Ltd.	VNM
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VNM
Tin (Sn)	Angelcast Enterprise Co., Ltd.	CHN
Tin (Sn)	Aoki Loboratories Ltd.	CHN
Tin (Sn)	Arco Alloys	USA
Tin (Sn)	Asahiseiren Co.,Ltd	JPN
Tin (Sn)	ATI Metalworking Products	USA
Tin (Sn)	Bangka Tin,Mentok,PT Timah (Persero) TBK	IDN
Tin (Sn)	bao yu hua	CHN
Tin (Sn)	Brand IMLI	IDN
Tin (Sn)	Brand RBT	IDN
Tin (Sn)	Cendres & Métaux SA	CHE
Tin (Sn)	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRA
Tin (Sn)	Chengli Hanxi Co.Ltd	CHN
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHN
Tin (Sn)	China Huaxi Group Nandan	CHN
Tin (Sn)	China Rare Metal Materials Company	CHN
Tin (Sn)	China Tin Group Co., Ltd.	CHN
Tin (Sn)	Chongyi Zhangyuan Tungsten Co Ltd	CHN
Tin (Sn)	CNMC (Guangxi) PGMA Co. Ltd.	CHN
Tin (Sn)	Cooperativa Metalurgica de Rondônia Ltda.	BRA
Tin (Sn)	Cooperativa Produtores de Estanho	BRA
Tin (Sn)	CUSTOM ALLOY LIGHT METALS INC	USA
Tin (Sn)	CV Ayi Jaya	IDN
Tin (Sn)	CV DS Jaya Abadi	IDN
Tin (Sn)	CV DS Jaya Abadi (PT Stanindo Inti Perkasa)	IDN
Tin (Sn)	CV Dua Sekawan	IDN
Tin (Sn)	CV Duta Putra Bangka	IDN
Tin (Sn)	CV Gita Pesona	IDN
Tin (Sn)	CV Makmur Jaya	IDN
Tin (Sn)	CV Serumpun Sebalai	IDN
Tin (Sn)	CV Tiga Sekawan	IDN
Tin (Sn)	CV United Smelting	IDN
Tin (Sn)	CV Venus Inti Perkasa	IDN
Tin (Sn)	Da Tong Co., Ltd	TWN
Tin (Sn)	DAECHANG CO. LTD.	KOR

Tin (Sn)	Dongguan City up another metal copper processing plant（東莞市塘廈再升五金銅材加工廠）	CHN
Tin (Sn)	DONGGUAN CITY XIDA SOLDERING TIN PRODUCTS CO	CHN
Tin (Sn)	Dongguan Qiandao Metal Tin Product Co., Ltd.	CHN
Tin (Sn)	dongrong	CHN
Tin (Sn)	Dowa	JPN
Tin (Sn)	Duoluoshan Sapphire Rare Metal Co. Ltd	CHN
Tin (Sn)	Edzell Corp	URY
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VNM
Tin (Sn)	Elmet S.L.U.	ESP
Tin (Sn)	EM Vinto	BOL
Tin (Sn)	Estanho de Rondônia S.A.	BRA
Tin (Sn)	Excellent anti-copper materials (Suzhou) Co. , Ltd.	CHN
Tin (Sn)	Feinhütte Halsbrücke GmbH	DEU
Tin (Sn)	Fenix Metals	POL
Tin (Sn)	FSE Novosibirsk Refinery	IDN
Tin (Sn)	Fuji Metal Mining Corp.	JPN
Tin (Sn)	Funsur,Minsur Mines,Funsur Smelter,Minsur S.A. Tin Metal	IDN
Tin (Sn)	Ganzhou Seadragon W&Mo Co,.Ltd.	CHN
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHN
Tin (Sn)	Gejiu Jin Ye Mineral Co., Ltd.	CHN
Tin (Sn)	Gejiu Jinye Mineral Company	CHN
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHN
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHN
Tin (Sn)	GEJIU YE LIAN CHANG	CHN
Tin (Sn)	Gejiu Yunxi Group Corp.	CHN
Tin (Sn)	Gejiu YunXin Colored Electrolysis Ltd	CHN
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHN
Tin (Sn)	Gejiu Zi-Li	BOL
Tin (Sn)	GeJiuShi in yunnan tin co., LTD	CHN
Tin (Sn)	Global Tungsten & Powders Corp	USA
Tin (Sn)	Gold Bell Group	CHN
Tin (Sn)	Guang zhou hong wuxi products limited	CHN
Tin (Sn)	Guangxi Huaxi Group Co.,Ltd	CHN
Tin (Sn)	Guangxi Nonferrous Metals Group	CHN
Tin (Sn)	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHN
Tin (Sn)	Guangzhou Non-Ferrous Metals Research Institute	CHN
Tin (Sn)	GUANGZHOU PACIFIC TINPLATE CO,.LTD.	CHN
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHN
Tin (Sn)	H.C. Starck Co., Ltd.	THA
Tin (Sn)	H.C. Starck Inc.	USA

Tin (Sn)	H.C. Starck Ltd.	JPN
Tin (Sn)	Harada Metal Industry Co.,Ltd.	JPN
Tin (Sn)	HeChi Metallurgical Chemical factory	CHN
Tin (Sn)	Hongqiao Metals (Kunshan) Co., Ltd.	CHN
Tin (Sn)	Huanggang Tongding metal materials Co., Ltd.	CHN
Tin (Sn)	Huayou	TWN
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHN
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHN
Tin (Sn)	Huiliang	CHN
Tin (Sn)	Hulterworth Smelter	MYS
Tin (Sn)	Hunan Chenzhou Mining Group Co	CHN
Tin (Sn)	Hunan Xianghualing tin	CHN
Tin (Sn)	IBF IND Brasileira de Ferroligas Ltda	BRA
Tin (Sn)	Ishihara Pharmaceutical products	JPN
Tin (Sn)	Japan Copper and Brass Co.	JPN
Tin (Sn)	Japan New Metals Co., Ltd.	JPN
Tin (Sn)	Japanese precision and chain	JPN
Tin (Sn)	Jau Janq Enterprise Co. Ltd.	TWN
Tin (Sn)	Jia Tian	CHN
Tin (Sn)	JIA WANG Technology solder product	CHN
Tin (Sn)	Jiangxi Tuohong New Raw Material	CHN
Tin (Sn)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHN
Tin (Sn)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHN
Tin (Sn)	JinDa Metal Co., Ltd.	CHN
Tin (Sn)	JU TAI INDUSTRIAL CO.,LTD.	CHN
Tin (Sn)	Keeling & Walker	GBR
Tin (Sn)	Ketabang	CHN
Tin (Sn)	Kovohute Pribram Nastupnicka, A.S.	CZE
Tin (Sn)	KU PING ENTERPRISE CO., LTD.	TWN
Tin (Sn)	Kunshan Shing Lee Solder manufactureing co.Ltd	CHN
Tin (Sn)	Kunshan Xin Ding metal material Limited company	CHN
Tin (Sn)	Kunshan xiubo	CHN
Tin (Sn)	Kurt J Lesker Company	USA
Tin (Sn)	LANGFANG BONDTRON ELECTRONIC MATERIALS CO., LTD.(Smelter Not Listed)	CHN
Tin (Sn)	LI CHUN METALS CO., LTD.	TWN
Tin (Sn)	Linetech	KOR
Tin (Sn)	Linwu Xianggui Ore Smelting Co., Ltd.	CHN
Tin (Sn)	Maanshan Dongshen electronic material factory	CHN
Tin (Sn)	Magnu’s Minerais Metais e Ligas Ltda.	BRA
Tin (Sn)	Malaysia Smelting Coporation (MSC)	MYS
Tin (Sn)	MARCO METALES DE MEXICO,S. DE R.L. DE C.V.	MEX

Tin (Sn)	Materials Eco-Refining CO.LTD	JPN
Tin (Sn)	MCP Metal Specialist Inc.	GBR
Tin (Sn)	Melt Metais e Ligas S.A.	BRA
Tin (Sn)	Metahub Industries Sdn. Bhd.	MYS
Tin (Sn)	Metallic Resources Inc	SWE
Tin (Sn)	Metallo-Chimique N.V.	BEL
Tin (Sn)	Minchali Metal Industry Co., Ltd.	TWN
Tin (Sn)	Mineração Taboca S.A.	BRA
Tin (Sn)	Ming Li Jia smelt Metal Factory	CHN
Tin (Sn)	Minmetals Ganzhou Tin Co. Ltd.	CHN
Tin (Sn)	Misue Tin Smelter and Refinery	PER
Tin (Sn)	Mits-Tec (Shanghai) Co. Ltd.	CHN
Tin (Sn)	Mitsubishi Materials Corporation	JPN
Tin (Sn)	Modeltech Sdn Bhd	MYS
Tin (Sn)	Morigin Company	JPN
Tin (Sn)	N.E.Chemcat Corporation	JPN
Tin (Sn)	Nankang Nanshan Tin Manufactory Co., Ltd.	CHN
Tin (Sn)	NANTONG CHUN YUAN ELECTRONICSIND CO., LTD.	CHN
Tin (Sn)	Nathan Trotter & Co.,Inc.	USA
Tin (Sn)	NGHE TIN NON-FERROUS METAL	VNM
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VNM
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THA
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHL
Tin (Sn)	Old City Metals Processing Co., Ltd.	CHN
Tin (Sn)	OMSA	BOL
Tin (Sn)	PAN LIGHT CORP	IDN
Tin (Sn)	Phoenix Metal Ltd.	RWA
Tin (Sn)	Plansee	AUT
Tin (Sn)	Poongsan Corporation	KOR
Tin (Sn)	PRIMEYOUNG METAL (ZHUHAI)IND.CO.,LTD	CHN
Tin (Sn)	PT Alam Lestari Kencana	IDN
Tin (Sn)	PT Aries Kencana Sejahtera	IDN
Tin (Sn)	PT Artha Cipta Langgeng	IDN
Tin (Sn)	PT ATD Makmur Mandiri Jaya	IDN
Tin (Sn)	PT Babel Inti Perkasa	IDN
Tin (Sn)	PT Babel Surya Alam Lestari	IDN
Tin (Sn)	PT Bangka Kudai Tin	IDN
Tin (Sn)	PT Bangka Prima Tin	IDN
Tin (Sn)	PT Bangka Putra Karya	IDN
Tin (Sn)	PT Bangka Timah Utama Sejahtera	IDN
Tin (Sn)	PT Belitung Industri Sejahtera	IDN

Tin (Sn)	PT BilliTin Makmur Lestari	IDN
Tin (Sn)	PT Cipta Persada Mulia	IDN
Tin (Sn)	PT Donna Kembara Jaya	IDN
Tin (Sn)	PT Eunindo Usaha Mandiri	IDN
Tin (Sn)	PT Fang Di MulTindo	IDN
Tin (Sn)	PT HANJAYA PERKASA METALS	IDN
Tin (Sn)	PT HP Metals Indonesia	IDN
Tin (Sn)	PT Inti Stania Prima	IDN
Tin (Sn)	PT Justindo	IDN
Tin (Sn)	PT Karimun Mining	IDN
Tin (Sn)	PT Kijang Jaya Mandiri	IDN
Tin (Sn)	PT Koba Tin	IDN
Tin (Sn)	PT Mitra Stania Prima	IDN
Tin (Sn)	PT NATARI	IDN
Tin (Sn)	PT O.M. Indonesia	IDN
Tin (Sn)	PT Panca Mega Persada	IDN
Tin (Sn)	PT Pelat Timah Nusantara Tbk	IDN
Tin (Sn)	PT Prima Timah Utama	IDN
Tin (Sn)	PT Rajwa International	IDN
Tin (Sn)	PT Sariwiguna Binasentosa	IDN
Tin (Sn)	PT Seirama Tin Investment	IDN
Tin (Sn)	PT Singkep Times Utama	IDN
Tin (Sn)	PT Sukses Inti Makmur	IDN
Tin (Sn)	PT Sumber Jaya Indah	IDN
Tin (Sn)	PT Supra Sukses Trinusa	IDN
Tin (Sn)	PT Tinindo Inter Nusa	IDN
Tin (Sn)	PT Tirus Putra Mandiri	IDN
Tin (Sn)	PT Tommy Utama	IDN
Tin (Sn)	PT Wahana Perkit Jaya	IDN
Tin (Sn)	PT Yinchendo Mining Industry	IDN
Tin (Sn)	QIT	CAN
Tin (Sn)	REDSUN METAL IND. CO.,LTD.(Smelter Not Listed)	TWN
Tin (Sn)	Resind Indústria e Comércio Ltda	BRA
Tin (Sn)	S. Izaguirre	ESP
Tin (Sn)	Samhwa Non-Ferrous Metal. Inc Co.,Ltd	KOR
Tin (Sn)	Semco，	KOR
Tin (Sn)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHN
Tin (Sn)	Shanghai Sigma Metals Inc.	CHN
Tin (Sn)	Shantou xi kuang	CHN
Tin (Sn)	Shapiro	USA
Tin (Sn)	Shen Zhen Anchen solder products co.,Ltd.	CHN

Tin (Sn)	shen zhen qi xiang da hua gong gong si	CHN
Tin (Sn)	Shenzhen Hong Chang Metal Manufacturing Factory	CHN
Tin (Sn)	Sichuan Guanghan Jiangnan casting smelters	CHN
Tin (Sn)	SIGMA TIN ALLOY CO., LTD	CHN
Tin (Sn)	Solnet Metal Industry Co., Ltd.？	MYS
Tin (Sn)	Spectro Alloys Corp	USA
Tin (Sn)	SPTE	CHN
Tin (Sn)	Stretti	MYS
Tin (Sn)	SUN SURFACE TECHNOLOGY CO.,LTD	CHN
Tin (Sn)	Super Ligas	BRA
Tin (Sn)	Suzhou Co. Ltd.	CHN
Tin (Sn)	SUZHOU NUONENGDA CHEMICAL CO.,LTD	CHN
Tin (Sn)	Tae Seung	CHN
Tin (Sn)	Taicang City Nancang Metal Material Co.,Ltd	CHN
Tin (Sn)	Taiwan high-tech Co., Ltd.	TWN
Tin (Sn)	Taiwan Huanliang	IDN
Tin (Sn)	Taiwan qinggao qiye you xian gong si	TWN
Tin (Sn)	Taiwan’s lofty Enterprises Ltd.	TWN
Tin (Sn)	THAILAND MINE FACTORY	THA
Tin (Sn)	Thaisarco	THA
Tin (Sn)	Three green surface technology limited company	CHN
Tin (Sn)	Tianjin Huamei	DEU
Tin (Sn)	Tianshui ling bo technology co., Ltd	CHN
Tin (Sn)	TIN PLATING GEJIU	CHN
Tin (Sn)	TIN PRODUCTS CO. LTD.	CHN
Tin (Sn)	Tisamatic	MEX
Tin (Sn)	Tochij	JPN
Tin (Sn)	TOP-TEAM TECHNOLOGY (SHENZHEN) LIMITED	CHN
Tin (Sn)	Traxys	FRA
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VNM
Tin (Sn)	Ulba	KAZ
Tin (Sn)	UNIFORCE METAL INDUSTRIAL CORP.	TWN
Tin (Sn)	Untracore Co.,Ltd.	SGP
Tin (Sn)	VQB Mineral and Trading Group JSC	VNM
Tin (Sn)	Wang Yu Manufacturing Co. Ltd.	CHN
Tin (Sn)	WC Heraeus Hanau	DEU
Tin (Sn)	Westfalenzinn	DEU
Tin (Sn)	Wilhelm Westmetall	DEU
Tin (Sn)	Wolfram Bergbau und Hütten AG	AUT
Tin (Sn)	Wolfram Company CJSC	RUS
Tin (Sn)	WONIL METAL Co., Ltd.	KOR

Tin (Sn)	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHN
Tin (Sn)	WUJIANG CITY LUXE TIN FACTORY	CHN
Tin (Sn)	Wuxi Lantronic Electronic Co Ltd	CHN
Tin (Sn)	Xia Yi Metal Industries (shares) Ltd.	TWN
Tin (Sn)	Xianghualing Tin Industry Co., Ltd.	CHN
Tin (Sn)	Xianghualing Tin Minerals	CHN
Tin (Sn)	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHN
Tin (Sn)	XURI	CHN
Tin (Sn)	Yao Zhang	CHN
Tin (Sn)	YH(Yunnan)	CHN
Tin (Sn)	Yifeng Tin	CHN
Tin (Sn)	Yiquan Manufacturing	CHN
Tin (Sn)	YUCHENG	CHN
Tin (Sn)	Yuecheng Tin com.,LTD	CHN
Tin (Sn)	Yunnan Chengfeng	CHN
Tin (Sn)	Yunnan Chengo Electric Smelting Plant	CHN
Tin (Sn)	Yunnan Copper Zinc Industry Co., Ltd.	CHN
Tin (Sn)	Yunnan Industrial Co., Ltd.	CHN
Tin (Sn)	Yunnan Xi YE	CHN
Tin (Sn)	Zhangzhou Xiangcheng Hongyu Building Co., Ltd.(Smelter Not Listed)	CHN
Tin (Sn)	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTING FACTORY(Smelter Not Listed)	CHN
Tin (Sn)	Zhongfahao Wujin Zhipin Youxian Gongsi	CHN
Tin (Sn)	Zhuhai Quanjia	CHN
Tungsten (W)	ACL Metais Eireli	BRA
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VNM
Tungsten (W)	Avon Specialty Metals Ltd	GBR
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHN
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	CHN
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHN
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHN
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	CHN
Tungsten (W)	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHN
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHN
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHN
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHN
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHN
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHN
Tungsten (W)	H.C. Starck GmbH	DEU
Tungsten (W)	H.C. Starck Smelting GmbH & Co.KG	DEU
Tungsten (W)	HC Starck GmbH	DEU

Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHN
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHN
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHN
Tungsten (W)	Hydrometallurg, JSC	RUS
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHN
Tungsten (W)	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHN
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHN
Tungsten (W)	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHN
Tungsten (W)	Jiangxi Richsea New Materials Co., Ltd.	CHN
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHN
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHN
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHN
Tungsten (W)	Kennametal Fallon	USA
Tungsten (W)	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHN
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHN
Tungsten (W)	Moliren Ltd	RUS
Tungsten (W)	Niagara Refining LLC	USA
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VNM
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHL
Tungsten (W)	Pobedit, JSC	RUS
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	VNM
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHN
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VNM
Tungsten (W)	Unecha Refractory metals plant	RUS
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VNM
Tungsten (W)	Woltech Korea Co., Ltd.	KOR
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHN
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHN
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHN
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHN
Tungsten (W)	Zhuzhou Cemented Carbide Group Co Ltd	CHN

Schedule B

Countries of Origin

Australia

Austria

Benin

Bolivia (Plurinational State of)

Brazil

Burkina Faso

Burundi

Cambodia

Canada

Chile

China

Colombia

Democratic Republic of Congo

Ecuador

Eritrea

Ethiopia

France

Ghana

Guatemala

Guinea

Guyana

Honduras

India

Indonesia

Japan

Laos

Madagascar

Malaysia

Mali

Mexico

Mongolia

Mozambique

Myanmar

Namibia

Nicaragua

Nigeria

Panama

Peru

Portugal

Russia

Rwanda

Senegal

Sierra Leone

South Africa

Spain

Thailand

Togo

Uganda

United States of America

Uzbekistan

Vietnam

Zimbabwe

1